UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022 (June 6, 2022)

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor

Cambridge, MA 02142

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MACK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2022 Annual Meeting of Stockholders of Merrimack Pharmaceuticals, Inc. (the “Company”) held exclusively through a virtual format on June 6, 2022, the Company’s stockholders voted as follows:

1. The stockholders elected the nominees listed below to the Company’s board of directors (the “Board”), each for a one year term ending at the Company’s 2022 annual meeting of stockholders.

Nominees	For	Against	Abstain	Broker Non-Votes
Gary L. Crocker	6,103,868	253,575	4,861	2,460,103
Eric D. Andersen	4,893,313	1,454,036	14,955	2,460,103
Noah G. Levy	5,998,023	359,435	4,846	2,460,103
Ulrik B. Nielsen, Ph.D.	5,055,869	1,301,475	4,960	2,460,103
Ana Radeljevic	6,107,913	249,485	4,906	2,460,103

2.The stockholders ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes
For:	8,709,978
Against:	101,358
Abstain:	11,071

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: June 9, 2022	By:	/s/ Gary L. Crocker
Gary L. Crocker
President